CEC ANNOUNCES 3Q15 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2015

University Group Operating Income Increases more than 200%

Schaumburg, Ill. (November 4, 2015) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the third quarter of 2015.

Business Highlights:

•	Increased University Group revenue by 1.4 percent year-over-year; excluding adjustments related to changes in accounting for withdrawn students, revenue would have increased 3.0 percent year-over-year
•	Improved rate of cash burn year-over-year by generating $5.6 million of positive cash flow from operations during the quarter; first positive cash flow from operations in a third quarter since 2012
•	Increased University Group operating income by 212.3 percent year-over-year to $20.3 million, driven by ongoing cost discipline and modest total student enrollment growth
•	Third quarter 2015 operating expenses for continuing operations remain in-line with the Company’s expectations and were lowered by $41.7 million
•	Adjusted EBITDA was $16.6 million for the University Group and Corporate, an improvement of 157.6 percent or $10.2 million as compared to the prior year quarter
•

Adjusted EBITDA for the Transitional Group and discontinued operations improved to ($13.4) million, compared to ($36.9) million in the same quarter last year, as a result of continued progress in executing legacy teach-outs, reducing lease obligations and benefits from the accretive nature of the Career College teach-outs announced in early May

•	New leadership structure within the University Group provides leadership for CTU and AIU with unique skill sets intended to address specific needs of each institution

“During the third quarter we saw a continuation of positive trends in our operating performance that have resulted from the successful implementation of our transformation initiatives. Cost reductions and previously announced restructuring actions are meeting our expectations and continue to position the Company to achieve sustained long-term profitability. I have confidence in the path that we are on as an organization and believe the strategy we are pursuing is in the best interest of students and shareholders alike,” said Todd Nelson, President and Chief Executive Officer.  “At this point in our transformation, it is critical that we not take our eye off the ball with respect to our cost reduction, performance and student outcome improvement initiatives, but we must also enhance our focus on responsible growth to fulfill our long-term objectives.”

Nelson continued, “Our recent announcement of the appointments of John Kline and Andrew Hurst as Senior Vice Presidents responsible for AIU and CTU are an indication of that transition in our plan at the University Group level, and having them report directly to me will increase our speed and effectiveness as we seek to improve the long-term performance of each of their institutions. We have a great team in place here, and I have been impressed with the caliber of talent that I have encountered thus far in my tenure as CEO. We have a significant opportunity to build a best-in-class organization and I am confident that we can be successful. One of the biggest milestones on our path to success is the completion of divestitures and teach-outs of our former Career Colleges segment. At this point in time, we are progressing in exclusive discussions with one buyer for our Le Cordon Bleu campuses and we expect to execute a definitive agreement by the end of the year.”

CEC ANNOUNCES 3Q15 RESULTS …PG 2

REVENUE

For the third quarter of 2015, total revenue was $162.1 million, an 11.4 percent decrease from $182.8 million for the third quarter of 2014. Total revenue for the University Group was $136.1 million for the third quarter of 2015 compared to $134.3 million for the third quarter of 2014, an increase of 1.4 percent. Adjusting for changes related to accounting for withdrawn students, revenue increased 3.0 percent for the current quarter as compared to the prior year quarter for the University Group.

Revenue ($ in thousands)	Q3 2015 (3)	Q2 2015 (3)	Q1 2015 (3)	Q4 2014 (3)	Q3 2014
CTU	$85,433	$86,174	$85,127	$82,202	$82,410
AIU	50,688	52,024	53,066	44,749	51,889
Total University Group	136,121	138,198	138,193	126,951	134,299
Corporate and Other	39	39	39	40	52
Transitional Group (1)	25,914	36,543	44,070	47,216	48,474
Total (2)	$162,074	$174,780	$182,302	$174,207	$182,825

(1)

Teach-out campuses included in the Transitional Group are in the process of being taught out and therefore no longer enroll new students. Additionally, campuses which have ceased operations subsequent to December 31, 2014 and no longer qualify for discontinued operations treatment under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 – Property, Plant & Equipment or campuses that were announced for sale subsequent to December 31, 2014 are also included in the Transitional Group.

(2)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations prior to 2015 and the LCB campuses which are held for sale.
(3)

Fourth quarter of 2014 total revenue was negatively impacted by approximately $9.4 million due to the change in how the Company accounts for revenue for students who withdrew from one of its institutions prior to completion of their programs. This cumulative adjustment was recorded during the fourth quarter of 2014. First quarter, second quarter, and third quarter of 2015 were negatively impacted by approximately $1.9 million, $2.2 million and $2.4 million, respectively, related to this change in accounting.

TOTAL AND NEW STUDENT ENROLLMENTS

For the third quarter of 2015, total student enrollments for the University Group were 31,400, which remained relatively flat to the prior year quarter.  New student enrollments for the University Group were 8,450, a decrease of 3.5 percent as compared to the prior year quarter primarily due to the decline in enrollments at AIU, while CTU remained relatively flat as compared to the prior year quarter.

Total Student Enrollment	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
CTU	20,600	20,600	20,300	20,400	19,800
AIU	10,800	10,700	13,500	11,600	11,500
Total University Group	31,400	31,300	33,800	32,000	31,300
Transitional Group	5,200	7,000	9,500	9,400	11,300
Total	36,600	38,300	43,300	41,400	42,600

New Student Enrollments	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
CTU	5,470	5,670	5,040	5,670	5,460
AIU	2,980	2,280	5,090	3,370	3,300
Total University Group	8,450	7,950	10,130	9,040	8,760
Transitional Group (1)	510	830	1,830	1,150	3,290
Total	8,960	8,780	11,960	10,190	12,050

(1)	Teach-out campuses within the Transitional Group no longer enroll new students; students who re-enter after 365 days are reported as new student enrollments.

CEC ANNOUNCES 3Q15 RESULTS …PG 3

OPERATING (LOSS) INCOME

For the third quarter of 2015, operating loss of $10.8 million improved 66.0 percent compared to an operating loss of $31.7 million in the prior year quarter. Total University Group operating income increased to $20.3 million from $6.5 million in the prior year quarter, an increase of 212.3 percent. This increase in operating income was primarily driven by ongoing cost improvement initiatives and increased revenues.

Operating (Loss) Income ($ in thousands)	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
CTU	$18,616	$24,263	$14,616	$23,356	$10,698
AIU	1,695	5,174	(2,887)	(304)	(4,194)
Total University Group	20,311	29,437	11,729	23,052	6,504
Corporate and Other (1)	(8,040)	(7,036)	(5,860)	(7,048)	2,528
Transitional Group (2)	(23,065)	(31,733)	(30,470)	(23,788)	(40,764)
Total (3)	$(10,794)	$(9,332)	$(24,601)	$(7,784)	$(31,732)

(1)	Income related to a net insurance recovery of $8.6 million was recorded during the third quarter of 2014.
(2)

Asset impairment charges of $1.7 million, $6.0 million, $3.9 million and $12.9 million were recorded during the second quarter of 2015, first quarter of 2015, fourth quarter of 2014 and third quarter of 2014, respectively.

(3)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations prior to 2015 and the LCB campuses which are held for sale.

CEC ANNOUNCES 3Q15 RESULTS …PG 4

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the third quarter of 2015, Adjusted EBITDA for the University Group and Corporate increased $10.2 million to $16.6 million compared to the prior year quarter, driven by increased revenue and continued cost reduction initiatives. Adjusted EBITDA for the Transitional Group and discontinued operations was ($13.4) million for the third quarter of 2015, compared to ($36.9) million in the prior year quarter. This favorability is a result of the completion of teach-out campus operations and continued focus on reducing lease obligations.

Adjusted EBITDA ($ in thousands)	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
University Group and Corporate:
Pre-tax loss from continuing operations	$(11,485)	$(10,218)	$(24,990)	$(7,747)	$(31,651)
Transitional Group pre-tax loss	23,724	32,624	30,470	23,788	40,764
Interest expense (income), net	7	(52)	2	(38)	(120)
Depreciation and amortization (1)	3,454	3,956	4,361	5,170	5,402
Stock-based compensation (1)	983	530	940	966	950
Legal settlements (1) (2)	—	—	—	—	—
Asset impairments (1)	—	—	—	—	73
Unused space charges (1) (3)	(385)	(348)	556	(373)	(368)
Insurance recovery	—	—	—	—	(8,588)
Adjustment related to revenue recognition (1) (5)	348	94	93	1,354	—
Adjusted EBITDA--University Group and Corporate	$16,646	$26,586	$11,432	$23,120	$6,462

Memo: Advertising Expenses	$46,194	$34,258	$50,587	$36,731	$50,410

Transitional Group and Discontinued Operations:
Pre-tax loss from discontinued operations	$(33,715)	$(11,252)	$(102)	$(17,195)	$(15,201)
Transitional Group pre-tax loss	(23,724)	(32,624)	(30,470)	(23,788)	(40,764)
Loss on sale of business (4)	715	917	—	—	—
Depreciation and amortization (4)	2,508	3,231	2,351	7,319	7,739
Legal settlements (4)	—	(166)	1,485	—	225
Asset impairments (4)	33,446	11,372	6,019	14,203	14,412
Unused space charges (3) (4)	7,174	(2,305)	(2,424)	(2,063)	(3,343)
Adjustment related to revenue recognition (4) (5)	173	13	(67)	1,029	—
Adjusted EBITDA--Transitional and Discontinued Operations	$(13,423)	$(30,814)	$(23,208)	$(20,495)	$(36,932)
Consolidated Adjusted EBITDA	$3,223	$(4,228)	$(11,776)	$2,625	$(30,470)

(1)	Quarterly amounts relate to the University Group and Corporate
(2)	Legal settlement amounts are net of insurance recoveries
(3)	Unused space charges include initial charge and subsequent accretion
(4)	Quarterly amounts relate to Transitional Group and discontinued operations
(5)	Q4 2014 amounts are cumulative for the full year 2014 recorded during the fourth quarter of 2014

CEC ANNOUNCES 3Q15 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities improved to $5.6 million for the third quarter of 2015, compared to a net cash usage of $19.9 million in the prior year quarter. The continued focus on operating margin improvements and the completion of teach-outs drove the improvement in cash usage for the current year quarter as compared to the prior year quarter. The Company continues to expect to end 2015 with approximately $190 million in total cash, cash equivalents, restricted cash and short-term and long-term investments, excluding the timing differences related to outstanding checks, deposits and other transfers.

As of September 30, 2015 and September 30, 2014, cash, cash equivalents, restricted cash and short-term and long-term investments totaled $206.8 million and $258.3 million, respectively.

Cash and Cash Flow from Operations ($ in thousands)	Q3 2015	Q2 2015	Q1 2015 (3)	Q4 2014 (3)	Q3 2014
Consolidated Cash, Cash Equivalents, Restricted Cash and Short-Term and Long-Term Investments (1)	$206,792	$204,104	$213,739	$247,002	$258,274
Cash Flow from Operations (2)	$5,592	$(6,419)	$(20,176)	$(17,479)	$(19,860)

(1)

Consolidated cash, cash equivalents, restricted cash and short-term and long-term investment balances are quarter end balances and include both continuing and discontinued operations. Long-term investment balances of $7.4 million for each of the periods disclosed are reflected within other non-current assets on our consolidated balance sheets.

(2)	Cash flow from operations includes payments of legal settlements of $2.4 million and $1.3 million during the first quarter of 2015 and fourth quarter of 2014, respectively.
(3)

The fourth quarter of 2014 ending cash, cash equivalents, restricted cash and investment balance includes $10.0 million of restricted cash related to borrowings under the Credit Agreement. The $10.0 million of outstanding borrowings was repaid during the first quarter of 2015.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, November 4, 2015 at 9:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, on-ground and hybrid learning programs. Our two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform that allow students to more efficiently pursue earning a degree by receiving course credit for knowledge they can already demonstrate. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “intend,” “believe,” “will,” “anticipate,” “continue,” “seek,” “position us” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; the success of our initiatives to divest our LCB culinary arts campuses and remaining Career College institutions, which

CEC ANNOUNCES 3Q15 RESULTS …PG 6

could be impacted by the level of buyer interest and related valuations, required regulatory approvals, and the various factors noted in this paragraph, among other things; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$68,940	$93,832
Restricted cash	13,688	22,938
Short-term investments	116,790	122,858
Total cash and cash equivalents, restricted cash and short-term investments	199,418	239,628

Student receivables, net	27,696	24,564
Receivables, other, net	4,415	18,925
Prepaid expenses	13,360	14,679
Inventories	2,353	3,305
Other current assets	1,565	2,384
Assets held for sale	29,239	76,846
Assets of discontinued operations	347	473
Total current assets	278,393	380,804

NON-CURRENT ASSETS:
Property and equipment, net	54,680	73,083
Goodwill	87,356	87,356
Intangible assets, net	7,900	9,819
Student receivables, net	2,874	2,926
Other assets	16,901	18,571
Assets of discontinued operations	780	975
TOTAL ASSETS	$448,884	$573,534

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$—	$10,000
Accounts payable	28,293	21,968
Accrued expenses:
Payroll and related benefits	31,208	29,545
Advertising and production costs	15,026	13,162
Income taxes	1,717	1,633
Other	22,295	21,440
Deferred tuition revenue	31,004	37,572
Liabilities held for sale	45,187	50,357
Liabilities of discontinued operations	12,355	15,506
Total current liabilities	187,085	201,183

NON-CURRENT LIABILITIES:
Deferred rent obligations	34,999	48,381
Other liabilities	19,760	19,178
Liabilities of discontinued operations	12,597	22,859
Total non-current liabilities	67,356	90,418
STOCKHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	829	823
Additional paid-in capital	610,063	606,531
Accumulated other comprehensive loss	(620)	(853)
Retained deficit	(200,242)	(109,403)
Cost of shares in treasury	(215,587)	(215,165)
Total stockholders' equity	194,443	281,933
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$448,884	$573,534

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2015	% of Total Revenue	2014	% of Total Revenue
REVENUE:
Tuition and registration fees	$161,358	99.6%	$181,761	99.4%
Other	716	0.4%	1,064	0.6%
Total revenue	162,074		182,825
OPERATING EXPENSES:
Educational services and facilities	54,201	33.4%	60,790	33.3%
General and administrative	112,705	69.5%	132,090	72.2%
Depreciation and amortization	5,962	3.7%	8,739	4.8%
Asset impairment	—	0.0%	12,938	7.1%
Total operating expenses	172,868	106.7%	214,557	117.4%
Operating loss	(10,794)	-6.7%	(31,732)	-17.4%
OTHER (EXPENSE) INCOME:
Interest income	163	0.1%	223	0.1%
Interest expense	(170)	-0.1%	(103)	-0.1%
Loss on sale of business	(715)	-0.4%	—	0.0%
Miscellaneous income (expense)	31	0.0%	(39)	0.0%
Total other (expense) income	(691)	-0.4%	81	0.0%
PRETAX LOSS	(11,485)	-7.1%	(31,651)	-17.3%
Provision for income taxes	35	0.0%	1,116	0.6%

LOSS FROM CONTINUING OPERATIONS	(11,520)	-7.1%	(32,767)	-17.9%
Loss from discontinued operations, net of tax	(33,715)	-20.8%	(15,201)	-8.3%
NET LOSS	(45,235)	-27.9%	(47,968)	-26.2%

OTHER COMPREHENSIVE LOSS, net of tax:
Unrealized gain (loss) on investments	81		(108)
COMPREHENSIVE LOSS	$(45,154)		$(48,076)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.17)		$(0.49)
Loss from discontinued operations	(0.50)		(0.22)
Net loss per share	$(0.67)		$(0.71)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	67,961		67,209

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2015	% of Total Revenue	2014	% of Total Revenue
REVENUE:
Tuition and registration fees	$516,722	99.5%	$563,806	99.4%
Other	2,434	0.5%	3,345	0.6%
Total revenue	519,156		567,151
OPERATING EXPENSES:
Educational services and facilities	163,101	31.4%	181,429	32.0%
General and administrative	373,218	71.9%	409,587	72.2%
Depreciation and amortization	19,860	3.8%	28,052	4.9%
Asset impairment	7,704	1.5%	13,015	2.3%
Total operating expenses	563,883	108.6%	632,083	111.4%
Operating loss	(44,727)	-8.6%	(64,932)	-11.4%
OTHER (EXPENSE) INCOME:
Interest income	545	0.1%	614	0.1%
Interest expense	(502)	-0.1%	(292)	-0.1%
Loss on sale of business	(1,632)	-0.3%	—	0.0%
Miscellaneous expense	(377)	-0.1%	(147)	0.0%
Total other (expense) income	(1,966)	-0.4%	175	0.0%
PRETAX LOSS	(46,693)	-9.0%	(64,757)	-11.4%
(Benefit from) provision for income taxes	(923)	-0.2%	3,190	0.6%

LOSS FROM CONTINUING OPERATIONS	(45,770)	-8.8%	(67,947)	-12.0%
Loss from discontinued operations, net of tax	(45,069)	-8.7%	(84,728)	-14.9%
NET LOSS	(90,839)	-17.5%	(152,675)	-26.9%

OTHER COMPREHENSIVE INCOME (LOSS) , net of tax:
Unrealized income (loss) on investments	233		(243)
COMPREHENSIVE LOSS	$(90,606)		$(152,918)

NET LOSS PER SHARE - DILUTED:
Loss from continuing operations	$(0.68)		$(1.01)
Loss from discontinued operations	(0.66)		(1.26)
Net loss per share	$(1.34)		$(2.27)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	67,798		67,121

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to date Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(90,839)	$(152,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Asset impairment	50,837	22,006
Depreciation and amortization expense	19,861	42,966
Bad debt expense	15,526	19,107
Compensation expense related to share-based awards	2,453	3,311
Loss on sale of businesses, net	1,632	311
(Gain) loss on disposition of property and equipment	(10)	32
Changes in operating assets and liabilities	(20,463)	(36,203)
Net cash used in operating activities	(21,003)	(101,145)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(64,056)	(131,487)
Sales of available-for-sale investments	69,436	51,540
Purchases of property and equipment	(7,926)	(10,558)
Proceeds on the sale of assets	2,272	—
Payments of cash upon sale of businesses	(4,125)	(387)
Net cash used in investing activities	(4,399)	(90,892)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,082	575
Payment on borrowings	(10,000)	—
Change in restricted cash	9,250	(674)
Net cash provided by (used in) financing activities	332	(99)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	178	121

NET DECREASE IN CASH AND CASH EQUIVALENTS	(24,892)	(192,015)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	475
Less: Cash balance of discontinued operations, end of the period	—	—
CASH AND CASH EQUIVALENTS, beginning of the period	93,832	318,468
CASH AND CASH EQUIVALENTS, end of the period	$68,940	$126,928

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2015	2014
REVENUE:
CTU	$85,433	$82,410
AIU	50,688	51,889
Total University Group	136,121	134,299
Corporate and Other	39	52
Transitional Group	25,914	48,474
Total	$162,074	$182,825

OPERATING (LOSS) INCOME:
CTU	$18,616	$10,698
AIU	1,695	(4,194)
Total University Group	20,311	6,504
Corporate and Other	(8,040)	2,528
Transitional Group	(23,065)	(40,764)
Total	$(10,794)	$(31,732)

OPERATING (LOSS) MARGIN:
CTU	21.8%	13.0%
AIU	3.3%	-8.1%
Total University Group	14.9%	4.8%
Corporate and Other	NM	NM
Transitional Group	NM	NM
Total	-6.7%	-17.4%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2015	2014
REVENUE:
CTU	$256,734	$254,371
AIU	155,778	154,147
Total University Group	412,512	408,518
Corporate and Other	117	190
Transitional Group	106,527	158,443
Total	$519,156	$567,151
OPERATING (LOSS) INCOME:
CTU	$57,495	$46,136
AIU	3,982	(9,108)
Total University Group	61,477	37,028
Corporate and Other	(20,936)	(14,121)
Transitional Group	(85,268)	(87,839)
Total	$(44,727)	$(64,932)
OPERATING (LOSS) MARGIN:
CTU	22.4%	18.1%
AIU	2.6%	-5.9%
Total University Group	14.9%	9.1%
Corporate and Other	NM	NM
Transitional Group	NM	NM
Total	-8.6%	-11.4%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

Adjusted EBITDA	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
University Group and Corporate:
Pre-tax loss from continuing operations	$(11,485)	$(10,218)	$(24,990)	$(7,747)	$(31,651)
Transitional Group pre-tax loss	23,724	32,624	30,470	23,788	40,764
Interest expense (income), net	7	(52)	2	(38)	(120)
Depreciation and amortization (3)	3,454	3,956	4,361	5,170	5,402
Stock-based compensation (3)	983	530	940	966	950
Legal settlements (3) (5)	—	—	—	—	—
Asset impairments (3)	—	—	—	—	73
Unused space charges (3) (6)	(385)	(348)	556	(373)	(368)
Insurance recovery	—	—	—	—	(8,588)
Adjustment related to revenue recognition (3) (7)	348	94	93	1,354	—
Adjusted EBITDA--University Group and Corporate (2)	$16,646	$26,586	$11,432	$23,120	$6,462

Memo: Advertising Expenses (3)	$46,194	$34,258	$50,587	$36,731	$50,410

Transitional Group and Discontinued Operations (4):
Pre-tax loss from discontinued operations	$(33,715)	$(11,252)	$(102)	$(17,195)	$(15,201)
Transitional Group pre-tax loss	(23,724)	(32,624)	(30,470)	(23,788)	(40,764)
Loss on sale of business (8)	715	917	—	—	—
Depreciation and amortization (8)	2,508	3,231	2,351	7,319	7,739
Legal settlements (5) (8)	—	(166)	1,485	—	225
Asset impairments (8)	33,446	11,372	6,019	14,203	14,412
Unused space charges (6) (8)	7,174	(2,305)	(2,424)	(2,063)	(3,343)
Adjustment related to revenue recognition (7) (8)	173	13	(67)	1,029	—
Adjusted EBITDA--Transitional and Discontinued Operations (2)	$(13,423)	$(30,814)	$(23,208)	$(20,495)	$(36,932)

Consolidated Adjusted EBITDA	$3,223	$(4,228)	$(11,776)	$2,625	$(30,470)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the company’s results have underperformed or exceeded expectations.

We believe adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the company’s results of operations and the factors and trends affecting the company’s business.

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.
(2)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group pre-tax losses are added back to pre-tax loss from continuing operations and subtracted from pre-tax loss from discontinued operations.

(3)	Quarterly amounts relate to the University Group and Corporate.
(4)

The Company announced the Culinary Arts segment as held for sale during the fourth quarter of 2014 and it is therefore now reported within discontinued operations. Quarterly adjusted EBITDA amounts for Culinary Arts include:

	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014
Pre-tax (loss) income	$(33,171)	$(10,532)	$250	$(15,927)	$(12,602)
Depreciation and amortization	—	—	—	4,504	4,282
Legal settlements	—	—	775	—	—
Asset impairments	33,446	9,687	—	10,320	1,523
Unused space charges	209	(982)	(377)	65	213
Cumulative adjustment related to revenue recognition	150	5	54	514	—
Total	$634	$(1,822)	$702	$(524)	$(6,584)

(5)	Legal settlement amounts are net of insurance recoveries.
(6)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(7)

Revenue recognition adjustment relates to the accounting for students who withdraw from one of our institutions prior to completion of their program. This adjustment now reflects revenue earned on a cash-basis of accounting beginning in the fourth quarter of 2014 for these students.  Q4 2014 amounts are cumulative for the full year 2014 recorded during the fourth quarter of 2014.

(8)	Quarterly amounts relate to the Transitional Group and discontinued operations.